UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

Progress Software Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14 Oak Park

Bedford, Massachusetts 01730

(Address of principal executive offices, including zip code)

(781) 280-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 28, 2012, Progress Software Corporation issued a press release announcing its financial results for the fiscal first quarter ended February 29, 2012. The company also posted a copy of its supplemental prepared remarks with respect to the completed fiscal quarter on the investor relations section of its website at www.progress.com. A copy of the press release and prepared remarks are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference into any other filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Non-GAAP Financial Measures – We disclosed non-GAAP financial measures in the press release and prepared remarks. These non-GAAP measures include costs of revenue, sales and marketing expense, product development expense, general and administrative expense, operating income, operating margin, net income, effective tax rate and earnings per share. We provide non-GAAP financial measures to enhance the overall understanding of our current financial performance and prospects for the future and to enable investors to evaluate our performance in the same way that management does. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. Management uses these same non-GAAP financial measures to evaluate performance, allocate resources, and determine compensation. These non-GAAP financial measures are also utilized by analysts to calculate consensus estimates. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•

Amortization of acquired intangibles – In all periods presented, we excluded amortization of acquired intangibles because such expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•

Stock-based compensation – In all periods presented, we excluded stock-based compensation to be consistent with the way the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates.

•

Transition expenses – In all periods presented, except for the fiscal first quarter of 2012, we excluded incremental costs to transform our cost structure to a more efficient cost model. These expenses were primarily incurred in our product development and general and administrative areas and are not part of our core operating results.

•

Restructuring expenses – In all periods presented, except for the fiscal fourth quarter of 2011 and fiscal first quarter of 2012, we excluded restructuring expenses incurred because such expenses distort trends and are not part of our core operating results.

•

Acquisition-related expenses – In the fiscal fourth quarter of 2011 and fiscal first quarter of 2012, we excluded acquisition-related expenses because such expenses distort trends and are not part of our core operating results.

•

Litigation settlement – In the fiscal first quarter of 2012, we excluded the cost accrued to settle an existing patent infringement action brought by JuxtaComm because such expense distorts trends and is not part of our core operating results.

•

Proxy-related costs – In the fiscal first quarter of 2012, we excluded the costs incurred for legal and other advice associated with our 2012 Annual Meeting of Shareholders. We excluded these costs because they are not part of our core operating results.

•

Income tax adjustment – In all periods presented, we adjusted our provision for income taxes by excluding the tax impact of the non-GAAP adjustments discussed above. The non-GAAP provision for income taxes was calculated using an effective tax rate of 33.0% and 28.7% for the fiscal quarter ended February 29, 2012 and February 28, 2011, respectively.

Changes to Non-GAAP Financial Measures – In prior earnings releases, we included a non-GAAP revenue measure which added to GAAP revenue the fair value of acquired deferred revenue written-off for GAAP purposes as part of purchase accounting. Beginning in the first fiscal quarter of 2012, we eliminated the use of non-GAAP revenue from our internal reporting, and thus as a non-GAAP financial measure for external reporting, and revised the adjustments for non-GAAP operating income, operating margin, net income, effective tax rate and earnings per share. All prior amounts reported in our earnings release and prepared remarks have been revised to reflect this change. This change does not restate or amend any previously published financial results.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated March 28, 2012

99.2	Prepared Remarks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2012	Progress Software Corporation

	By:	/s/ Chris B. Andersen
Chris B. Andersen
Vice President, Corporate Controller and Chief Accounting Officer